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                                                                       Exhibit 5

                       SHAW, PITTMAN, POTTS & TROWBRIDGE
                              2300 N Street, N.W.
                            Washington, D.C.  20037



                               February 13, 1998

Landmark Systems Corporation
8000 Towers Crescent Drive
Vienna, Virginia  22180

         RE:     LANDMARK SYSTEMS CORPORATION
                 REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to Landmark Systems Corporation, a Virginia corporation (the "Company"), in connection with the registration of 3,917,617 shares (the "Shares") of the Common Stock, $0.01 par value, of the Company pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), relating to the Landmark Systems Corporation First Amended and Restated 1989 Stock Incentive Plan, the Landmark Systems Corporation 1992 Stock Incentive Plan, the Landmark Systems Corporation 1994 Stock Incentive Plan, the Landmark Systems Corporation 1991 Employee Stock Purchase Plan, and the Landmark Systems Corporation 1996 Advisory Board and Directors Stock Incentive Plan (collectively, the "Plans).

         Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and other instruments as we have deemed necessary and upon the laws as presently in effect, we are of the opinion that the Shares have been duly authorized for issuance by the Company, and that upon issuance and delivery in accordance with the Plans referred to in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        /s/ SHAW, PITTMAN, POTTS & TROWBRIDGE

                                        SHAW, PITTMAN, POTTS & TROWBRIDGE